UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

U.S. NeuroSurgical Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15586	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Research Blvd, Suite 325
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

By letter dated September 7, 2022, Aronson LLC (“Aronson”) informed U.S. NeuroSurgical Holdings, Inc. (the “Company”) that it will no longer act as the Company’s principal independent accountant as of that date.

Effective August 22, 2022, the Company engaged the firm of AJSH & Co LLP to serve as the the Company’s new independent registered public accountant, commencing with the third quarter of 2022.

Aronson’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2021 and December 31, 2020 and during the subsequent interim periods through June 30, 2022 the Company had no disagreements with Aronson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the subject matter of the disagreements in its reports for such periods.

Except for certain material weaknesses in internal controls identified by the Company as described in Item 4 of its Form 10-Q for the fiscal quarter ended June 30, 2022 and its Form 10-Q/A for the quarter ended March 31, 2022 and in Item 9A of its Annual Report on Form 10-K for the year ended December 31, 2021 and December 31, 2020, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (“SEC”).  The material weaknesses identified in these reports related to the fact that effective controls were not designed and in place to ensure that the Company maintained, or had access to, appropriate resources with adequate experience and expertise in the area of financial reporting for transactions such as investments in unconsolidated entities, related party receivables, impairments, lease accounting, accounting for business combinations, income taxes, and to properly assess the application of new accounting pronouncements.  Despite these noted weaknesses, Aronson rendered an unqualified opinion on the Company’s consolidated financial statements for the years ended December 31, 2021 and December 31, 2020.  Management and the Company’s Lead Director are fully committed to the continued improvement of our internal controls over financial reporting. The Company is in the process of developing efficient approaches to remediate this material weakness.  To do this in a cost-effective manner, considering the current extent of the Company’s operations, management is making arrangements with consultants and advisors to assist on an as-needed basis..

The Company has authorized Aronson to discuss any matter in this report relating to the Company and its operations with AJSH & Co LLP, their successor registered independent public accounting firm.

In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-K, the Company provided Aronson with a copy of this Form 8-K and requested that Aronson furnish the Company with a letter addressed to the SEC, stating whether or not it agrees with the statements made by the Company in this Form 8-K. A copy of Aronson’s’s response letter is attached as Exhibit 16.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

16.1	Letter of Aronson, LLC dated September 7, 2022 to the SEC regarding statements included in this Form 8‑K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2022

U.S. NeuroSurgical Holdings, Inc.

	By:	/s/ Alan Gold
	Name:	Alan Gold
	Title:	President